Exhibit 99.2

Slide:    1                Advancing Online Higher Education          A M E R I C A N  P U B L I C  E D U C A T I O N  ,  I N C. Fourth Quarter 2010 Investor Call

Slide:    2         Statements made in this presentation regarding American Public Education, or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Forward-looking statements are some times identified by words such as "anticipate", "believe", "could", "estimate", "expect“, "intend", "may", "should“, "will" and "would". These forward-looking statements include, without limitation, statements on slide “First Quarter 2011 Outlook”, as well as statements regarding expected growth. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the various risks described in the "Risk Factors" section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30 and September 30, 2010 as filed with the SEC, and in the Company’s other filings with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

# Fourth Quarter 2010 Update

- **Civilian Growth Accelerates;**
  Driven by Effective Awareness Campaigns & The Compelling Value Proposition of AMU and APU.

- **Military Enrollment Stabilizes;**
  Showing Slight Improvements in Recent Months.

- **Investing in Quality, Brand & Infrastructure;**
  Transition to Sakai LMS Proceeding as Planned; APUS Academic Center Opens; Investing in Brand Awareness and Expanding Relationships; Expanding Collaboration with Academic Community and Related Audiences.

**Net Course Registrations by Pay Type**



Cash & Other Sources 15%
TA 49%
VA 7%
Title IV 29%

As of December 31, 2010

| Pay Type | 4Q2010 Growth (Y/Y) |
|---|---|
| Title IV | 74% |
| TA | 14% |
| VA | 85% |
| Cash & Other | -1% |



apei AMERICAN PUBLIC EDUCATION, INC. 3

Slide:    4         Key Accomplishments in 2010   Increasing Recognition;                 Two-time recipient (2009-2010) of Sloan-C Effective Practice Award.  This is the first time that representatives from a single institution have been recognized in consecutive years.Scholarly Research;                    Faculty and staff are encouraged to research and write peer reviewed articles, conference presentations, workshops, and white papers, as well as to support and engage their academic and professional communities.Extensive Self-Study Evaluation;                 As a normal part of the reaccreditation process, APUS completed an extensive, multi-year self evaluation.  The study engages students, alumni, employers, faculty, staff and other audiences served by APUS.    Three New Degree Programs;             Master of Science in Information Technology, with several concentrations; Master of Arts in Psychology; and RN to Bachelor of Science in Nursing.

# APUS is Leading the Way

- **Affordable Tuition**
  - More affordable than in-state tuition at most state schools
  - Undergraduate book grant program and few fees
  - No undergraduate tuition increase in a decade
  - Less student debt upon graduation
- **Focus on Learning Outcomes**
  - Recognized for approach to measuring student learning
  - Transparent, demonstrated outcomes
  - Small average class sizes
- **Relationship-Oriented Awareness Campaigns**
  - Supporting professional associations and community groups
  - Serve communities as partner not vendor
  - Social networking; Limited use of “Lead Gen” – an integrated approach
- **Consultative Approach to Enrollment and Advising**
  - Appropriately sized advising department
  - Trained for academic advising and customer service



apei AMERICAN PUBLIC EDUCATION, INC. 5

Slide:    6         AMU & APU Graduates           * 2010 APUS Alumni Survey, APUS Employer Survey.            The Best Judge of Quality: Successful Alumni       More than 40% of APUS graduates return for a second degree 98% of APUS alumni employers surveyed would hire another graduate from APUS*93% of alumni surveyed 1 year after graduation agreed or strongly agreed that AMU/APU meet their overall expectations* More than 90% of alumni surveyed would recommend AMU/APU to family, friends or co-workers*       CAGR 60%

Slide:    7         Financial Overview

Slide:    8         Fourth Quarter 2010 Update    Fourth quarter 2010 revenues increased 29% year-over-year to $56.3 million Operating income increased to $15.8 million Net income increased to $9.6 million, or $0.52 per diluted share Strong Balance Sheet with No Debt $81.4 million in Cash & Cash Equivalents Limited Share Repurchase Program Authorized by Board of Directors

# First Quarter 2011 Outlook

**The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.**

| | **First Quarter 2011 (Y/Y)** |
|---|---|
| Net course registration growth from new students[1] | *approximately* 27% |
| Net course registrations growth[1] | *approximately* 25% |
| Revenue growth | *approximately* 20% |
| Earnings per diluted share | $0.43 to $0.45 |

[1]On January 3, 2011, APUS combined one-credit lab courses with their related three-credit classes. As a result, the company plans to report future net course registrations for the resulting four-credit courses as one registration. In the first quarter 2011 outlook, net course registration growth rates exclude other non-credit registrations and are presented as if labs and classes were combined in the prior year period.

For comparison, adjusted first quarter 2010 net course registrations are being provided to reflect historical net course registrations had the courses been combined during the prior year period and excluding non-credit registrations:.

| | **First Quarter 2010** | |
|---|---|---|
| | **As Reported** | **Adjusted** |
| Net Course Registrations | 64,900 | 62,000 |
| Net Course Registrations from New Students | 13,300 | 13,000 |

apei AMERICAN PUBLIC EDUCATION, INC. 9

Slide:    10        Unique Approach is Key Long-Term Success          A Mission-Driven Organization Executing Existing Strategic Plan  Academic Quality Addressing Need for Affordability  Relationship Oriented Leveraging Investments in Sakai and New Facilities Preparing for New RegulationsInvesting in Future Growth Addressing new and existing opportunities

Slide:    11               Advancing Online Higher Education          A M E R I C A N  P U B L I C  E D U C A T I O N  ,  I N C. Third Quarter 2010 Investor Call